EXHIBIT 23.2

              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated April 6, 1999 included in California Amplifier, Inc.'s Form 10-K for the year ended February 27, 1999 and to all references to our Firm included in this Registration Statement.

ARTHUR ANDERSEN LLP

December 20, 1999